UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report: September 30, 2008

Date of earliest event reported: September 30, 2008

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PACIFIC ASIA PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation)

000-52770	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Ave., Hartsdale, New York 10530
(Address of principal executive offices)

(914) 472-6070
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 30, 2008, Pacific Asia Petroleum, Inc. (the “Company”) entered into an Agreement on Cooperation (“Agreement on Cooperation”) with Well Lead Group Limited, a company organized and existing under the laws of the British Virgin Islands (“Well Lead”), pursuant to which the Company and Well Lead agree to use commercially reasonable efforts to negotiate and enter into a mutually acceptable Sale and Purchase Agreement with respect to the purchase by the Company of up to a 39% interest (“Interest”) held by Well Lead in Northeast Oil (China) Development Ltd.’s 95% interest in the currently producing oilfield blocks Fu710 and Meilisi723 located in the Fulaerjiqu Oilfield in Qiqihar City, the Heilongjiang Province in the People’s Republic of China (the “Oil Blocks”), subject to the Company’s satisfactory due diligence review of the Oil Blocks, Interest and proposed transaction.  The purchase consideration for 25% of the total interest in Northeast Oil (China) Development Ltd. held by Well Lead shall be $9.8 million, payable $2.5 million in cash upon closing, $2.5 million in cash over 5 equal monthly installments commencing eight months after closing, and the issuance of Company Common Stock valued at $4.8 million.  In addition, Well Lead agrees to grant the Company the option to acquire an additional 14% interest in Northeast Oil (China) Development Ltd. held by Well Lead for $5.5 million in cash at closing of the transaction.

Pursuant to the Agreement on Cooperation, Well Lead agrees to hold the Oil Blocks for the exclusive acquisition of the Interest by the Company through November 30, 2008, in consideration for the issuance by the Company of 25,000 shares of the Company’s Common Stock, or, at Well Lead’s option within 10 days from the date of the Agreement on Cooperation, the amount of $50,000.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Agreement on Cooperation, Well Lead agrees to hold the Oil Blocks for the exclusive acquisition of the Interest by the Company through November 30, 2008, in consideration for the issuance by the Company of 25,000 shares of the Company’s Common Stock, or, at Well Lead’s option within 10 days from the date of the Agreement on Cooperation, the amount of $50,000.  See Item 1.01 above.

No underwriters were involved in the transaction described above.  All of the securities issued in the foregoing transaction will be issued by the Company in reliance upon the exemption from registration available under Regulation S promulgated under Section 4(2) of the Securities Act, in that the transaction involves the issuance and sale of the Company’s securities outside the United States in an offshore transaction that did not involve directed selling efforts within the United States.  All certificates representing the securities issued will bear a legend imprinted on them stating that the shares have not been registered under the Securities Act and cannot be transferred until properly registered under the Securities Act or an exemption applies.

A copy of the Agreement on Cooperation is attached to this Current Report on Form 8-K as Exhibit 10.1, and the press release announcing the Agreement on Cooperation and related matters is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Agreement on Cooperation, dated September 30, 2008, entered into by and between the Company and Well Lead Group Limited.

99.1	Press Release, dated September 30, 2008.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 30, 2008

Pacific Asia Petroleum, Inc.
By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer

Index to Exhibit
Exhibit Number	Description
10.1	Agreement on Cooperation, dated September 30, 2008, entered into by and between the Company and Well Lead Group Limited.

99.1	Press Release, dated September 30, 2008.